Table of Contents

Exhibit 4.15

Fist Addendum to the Agreement for the Provision of Telecommunication Services under the Industrial Exploration Regime and Other Covenants

By this private instrument and in accordance with the law, the Parties designated below, namely:

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, headquartered at Avenida Presidente Vargas, nº 1.012, Centro, in the city and state of Rio de Janeiro, Corporate Taxpayer’s ID (CNPJ/MF) 33.530.486/0001-29, hereby represented in the form of its Bylaws, hereinafter referred to as EMBRATEL; and

NET Serviços De Comunicação S/A, headquartered in the city and state of São Paulo, at Rua Verbo Divino, n. 1356, Corporate Taxpayer’s ID (CNPJ) 00.108.786/0001-65;

NET Anápolis LTDA., headquartered in the city of Anápolis, state of Goiás, at Rua Senai, n. 179, Corporate Taxpayer’s ID (CNPJ) 33.584.277/0001- 68;

NET Bauru LTDA., headquartered in the city of Bauru, state of São Paulo, at Avenida Duque de Caxias, n. 4-66, Corporate Taxpayer’s ID (CNPJ) 64.083.561/0001- 84;

NET Brasília LTDA., headquartered in the city of Brasília, Federal District, at SIG/Sul Quadra 01, n. 725, Corporate Taxpayer’s ID (CNPJ) 26.499.392/0001-79;

NET Campinas Ltda., headquartered in the city of Campinas, state of São Paulo, at Rua Jasmim, n. 610, Corporate Taxpayer’s ID (CNPJ/MF) 61.698.510/0001-79;

NET Campo Grande LTDA., headquartered in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena, n. 3.004, Corporate Taxpayer’s ID (CNPJ) 24.615.965/0001-57;

NET Curitiba LTDA., headquartered in the city of Curitiba, state of Paraná, at Rua Mamoré, n. 340, Mercês, Corporate Taxpayer’s ID (CNPJ) 82.342.833/0001-03;

NET Florianópolis LTDA., headquartered in the city of Florianópolis, state of Santa Catarina, at Av. Rio Branco, n. 808, Corporate Taxpayer’s ID (CNPJ/MF) 72.461.072/0001-47;

NET Franca LTDA. headquartered in the city of Franca, state of São Paulo, at Rua Carmem Irene Batista, n. 2.837, Corporate Taxpayer’s ID (CNPJ) 60.348.414/0001-38;

NET Goiânia LTDA., headquartered in the city of Goiânia, state of Goiás, at Rua 15, Quadra j-15, Lote 08, nº 970 – Setor Marista, Corporate Taxpayer’s ID (CNPJ) 33.659.475/0001- 43;

NET Indaiatuba LTDA., headquartered in the city of Indaiatuba, state of São Paulo, at Rua 11 de Junho, n. 1.849/1.853, Corporate Taxpayer’s ID (CNPJ) 58.393.695/0001- 07;

NET Joinville LTDA., headquartered in the city of Joinville, state of Santa Catarina, at Av. Procópio Gomes, n. 419, Corporate Taxpayer’s ID (CNPJ) 85.271.898/0001-95;

NET Maringá LTDA., headquartered in the city of Maringá, state of Paraná, at Av. Nóbrega, n. 494, Corporate Taxpayer’s ID (CNPJ) 81.712.416/0001-34;

NET Piracicaba LTDA., headquartered in the city of Piracicaba, state of São Paulo, at Avenida Independência, n. 3552, Corporate Taxpayer’s ID (CNPJ) 64.592.116/0001- 40;

NET Ribeirão Preto S/A, headquartered in the city of Ribeirão Preto, state of São Paulo, at Rua Antônio Fernandes Figueiroa, n. 1.675, Lagoinha, Corporate Taxpayer’s ID (CNPJ) 64.807.456/0001- 40;

NET Rio S/A, headquartered in the city and state of Rio de Janeiro, at Rua Vilhena de Morais, n. 380, B. 02, sala 201, 3º andar, Corporate Taxpayer’s ID (CNPJ) 28.029.775/0001-09;

NET São Carlos S/A, headquartered in the city of São Carlos, state of São Paulo, at Avenida Dr. Carlos Botelho, n. 1.986, Corporate Taxpayer’s ID (CNPJ) 57.724.759/0001- 34;

NET São José do Rio Preto LTDA., headquartered in the city of São José do Rio Preto, state of São Paulo, at Rua Lafaiete Spínola de Castro, n. 1.922, Corporate Taxpayer’s ID (CNPJ) 69.082.832/0001- 09;

NET São Paulo LTDA., headquartered in the city of São Paulo, state of São Paulo, at Rua Verbo Divino, n. 1356, térreo, blocos 1 e 2, Chácara Santo Antônio, Corporate Taxpayer’s ID (CNPJ) 65.697.161/0001-21 and its branch NET SANTOS, headquartered at Rua General Francisco Glicério, n. 647, in the city of Santos, state of São Paulo, Corporate Taxpayer’s ID (CNPJ) 65.697.161/0019-50;

NET Sorocaba LTDA., headquartered in the city of Sorocaba, state o São Paulo, at Av. Antônio Carlos Comitre, n. 1074, Corporate Taxpayer’s ID (CNPJ) 64.637.903/0001-60;

NET Sul Comunicações LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, n. 1111, Corporate Taxpayer’s ID (CNPJ) 73.676.512/0001-46;

Televisão a Cabo Criciúma LTDA., headquartered in the city of Criciúma, state of Santa Catarina, at Rua Joaquim Nabuco, n. 458, Corporate Taxpayer’s ID (CNPJ) 80.168.321/0001- 39;

TV Cabo e Comunicações de Jundiaí S/A, headquartered in the city of Jundiaí, state of São Paulo, at Rua Professor João Batista Curado, n. 151, Corporate Taxpayer’s ID (CNPJ) 62.059.084/0001- 96;

DR - Empresa de Distribuição e Recepção de TV LTDA., headquartered in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, n. 1111, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0001-96, whose branches are bellow listed and are part of this Agreement:

•         NET Bagé, headquartered at Rua do Acampamento, n. 2550, in the city of Bagé, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0026-44;

•         NET Blumenau, headquartered at Avenida Brasil, n. 60, in the city of Blumenau, state of Santa Catarina, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0031-01;

•         NET Caxias do Sul, headquartered at Rua Os 18 do Forte, n. 1236, in the city of Caxias do Sul, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0033-73;

•         NET Chapecó, headquartered at Rua Nereu Ramos, n. 237 E, sala 01, Galeria Zandonai, in the city of Chapecó, state of Santa Catarina, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0012-49;

•         NET Erechim, headquartered at Rua Soledade, n. 277, in the city of Erechim, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0009-43;

•         NET Novo Hamburgo, headquartered at Rua Gomes Portinho, n. 619, in the city of Novo Hamburgo, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0036-16;

•         NET Passo Fundo, headquartered at Rua Princesa Isabel s/n, in the city of Passo Fundo, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0010-87;

•         NET Pelotas, headquartered at Rua Hipólito José da Costa, n. 155, in the city of Pelotas, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0007-81;

•         NET Rio Grande, headquartered at Rua Dom Bosco, n. 991, in the city of Rio Grande, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0015-91;

•         NET Santa Cruz do Sul, headquartered at Rua Marechal Deodoro, n. 1008, in the city of Santa Cruz do Sul, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0017-53;

•         NET Santa Maria, headquartered at Rua Visconde de Pelotas, n. 2122, in the city of Santa Maria, state of Rio Grande do Sul, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0037-05;

NET Santa Maria, headquartered at Rua Visconde de Pelotas, n. 2122, in the city of Santa Maria/RS, Corporate Taxpayer’s ID (CNPJ) 93.088.342/0037-05; hereby represented in accordance with its articles of organization, hereinafter referred simply as NET;

NET and EMBRATEL shall hereinafter be referred to individually as a “Party” and collectively as “Parties”;

RECITALS

(I) WHEREAS, the Parties made a Corporate Telecommunication Service Agreement (“Agreement”) on December 7, 2006, which set forth the terms and conditions governing how NET would provide EBT continuing bidirectional corporate IP access telecommunication services (“Telecommunication Services”) and other field services such as installation and de-installation (“Field Services”), in order  to enable EMBRATEL to provide end customers its own telecommunication services.

(II) WHEREAS, the list of companies collectively referred to as “NET” needs to be updated to include and update the companies explicitly indicated in this Amendment.

NOW, THEREFORE, the Parties agree as to this First Amendment to the Corporate Telecommunication Service Agreement (“Amendment”), which shall be governed by the applicable regulations and in accordance with the terms and conditions as follows:

1. Scope and Purpose of Amendment

1.1 The purpose of this Amendment is to modify the list of companies collectively referred to as “NET” in the introduction of the Agreement retroactively to January 1, 2008, as follows.

1.1.1 The following companies shall be included as Parties to the Agreement (also collectively referred to as “NET”):

NET BELO HORIZONTE LTDA., a limited liability company having its registered office at Av. Renascença, 515, Renascença, in the City of Belo Horizonte, State of Minas Gerais, enrolled with the CNPJ under No. 38.738.308/0001-01;

NET ARAPONGAS LTDA., a limited liability company having its registered office at Rua Marabú, nº 542 - Arapongas - PR, Centro, enrolled with the CNPJ under No. 81.897.118/0001- 66;

The following affiliates of DR – EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA:

- Net Farroupilha, having its office at Rua Rui Barbosa, n. 235, sala 01, City of Farroupilha, RS, enrolled with the CNPJ under No. 93.088.342/0038-88;

- Net Bento Gonçalves, having its office at Rua Saldanha Marinho, n. 733/737, sala 3, City of Bento Gonçalves, RS, enrolled with the CNPJ under No. 93.088.342/0043-45;

- Net Uruguaiana, having its office at Rua Domingos de Almeida nº 1727, Uruguaiana, RS, enrolled with the CNPJ under No. 93.088.342/0034-54;

- Net Lajeado, having its office at Av. Sete de Setembro nº 184 - sala 101, Lajeado, RS, enrolled with the CNPJ under No. 93.088.342/0042-64; and

- Net Cruz Alta, having its office at Rua Pinheiro Machado nº 1157, Cruz Alta, RS, enrolled with the CNPJ under No. 93.088.342/0035-35.

NET LONDRINA LTDA., a limited liability company having its registered office at Rua Santos, n. 737, City of Londrina, State of Paraná, enrolled with the CNPJ under No. 80.924.459/0001-10;

CANBRÁS TV A CABO LTDA., a limited liability company having its registered office at Av. José Meneghel, n. 65, sala 14, City of Americana, State of São Paulo, enrolled with the CNPJ under No. 54.906.987/0001-37;

HORIZON LINE BRASIL LTDA., a limited liability company having its registered office at Av. José Meneghel, n. 65, sala 05, City of Americana, State of São Paulo, enrolled with the CNPJ under No. 03.983.763/0001-98;

JACAREÍ CABO S/A, a corporation having its registered office at Rua Alfredo Schurig, n. 37, City of Jacareí, State of São Paulo, enrolled with the CNPJ under No. 04.365.781/0001-79;

TV EUCALIPTO LTDA., a limited liability company having its registered office at Av. José Meneghel, n. 65, sala 11, City of Americana, State of São Paulo, enrolled with the CNPJ under No. 02.215.693/0001-65;

TV MOGNO LTDA., a limited liability company having its registered office at Av. José Meneghel, n. 65, sala 10, City of Americana, State of São Paulo, enrolled with the CNPJ under No. 02.215.682/0001-85;

VIVAX LTDA., a limited liability company having its registered office at Av. José Meneghel, n. 5, sala 7, City of Americana, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/001-47, and its affiliate companies:

- Net Santa Bárbara do D’Oeste, having its office at Av. Santa Bárbara, n. 777, loja 18, Mollon, City of Santa Barbada D’Oeste, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0009-02;

- Net Araras, having its office at Rua Francisco Leite, n. 300, sala 1, Centro, City of Araras, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0016-23;

- Net Limeira, having its office at Rua Barão de Campinas, n. 287, Centro, City of Limeira, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0013-80;

- Net Atibaia, having its office at Alameda Professor Lucas Nogueira Garcez, n. 1905, Jardim Paulista, city of Atibaia, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0026-03;

- Net Bragança Paulista, having its office at Av. Antonio Pires Pimentel, n. 2046, Centro, City of Bragança Paulista, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0010-38;

- Net Araçatuba, having its office at Av. Anhanguera, n. 2753, Jardim Brasília, City of Araçatuba, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0008-13;

- Net Araraquara, having its office at Rua Nove de Julho, n. 2117, Centro, City of Araraquara, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0007-32;

- Net Santo André, having its office at Rua Gonçalo Fernandes, n. 200, Jardim Bela Vista, City of Santo André, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0017-04;

- Net São Caetano do Sul, having its office at Rua Francesco Coppini, n. 157, sala 01, Nova Gerty, City of São Caetano do Sul, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0030-81;

- Net Guarujá, having its office at Rua Montenegro, n. 293, térreo, parte, Vila Maia, City of Guarujá, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0022-71;

- Net São Vicente, having its office at Rua Onze de Junho, n. 96, 3º piso, Itararé, City of São Vicente, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0020-00; and

- Net Mogi das Cruzes, having its office at Rua Gaspar Conqueiro, n. 243, Alto Ipiranga, City of Mogi das Cruzes, State of São Paulo, enrolled with the CNPJ under No. 01.402.946/0025-14; and lastly,

614 TVH VALE S/A, a corporation having its registered office at Av. São João, n. 1046, City of São José dos Campos, State of São Paulo, enrolled with the CNPJ under No. 03.004.079/0001-17.

1.1.2 The name and styling of the NET companies below, all already Parties to the Agreement, shall be corrected and/or updated as follows:

(a) Replace TV Cabo e Comunicações de Jundiaí S/A by Net Jundiaí, having its office in the City of Jundiaí, State of São Paulo, at Rua Professor João Batista Curado, n. 151, parte, enrolled with the CNPJ under No. 00.108.786/0031-80, an affiliate of NET SERVIÇOS DE COMUNICAÇÃO S/A..

(b) Replace Net Curitiba Ltda. by Net Curitiba, having its office in the City of Curitiba, State of Paraná, at Rua Mamoré, n. 340, Mercês, enrolled with the CNPJ under No. 84.922.681/0005-69, an affiliate of NET PARANÁ COMUNICAÇÕES LTDA..

(c) Replace Net Piracicaba Ltda. and Net Joinville Ltda. by the following affiliates of NET FLORIANÓPOLIS LTDA., respectively:

- Net Piracicaba, having its office in the City of Piracicaba, State of São Paulo, at Avenida Independência, n. 3552, enrolled with the CNPJ under No. 72.461.072/0006-51; and

- Net Joinville, having its office in the City of Joinville, State of Santa Catarina, at Av. Coronel Procópio Gomes, n. 419, enrolled with the CNPJ under No. 72.461.072/0007-32.

1.1.3 The corporate name of Net Ribeirão Preto S/A shall be changed to NET RIBEIRÃO PRETO LTDA., having its registered office in the City of Ribeirão Preto, State of São Paulo, at Rua Antônio Fernandes Figueiroa, n. 1.675, Lagoinha, enrolled with the CNPJ under No. 64.807.456/0001- 40.

1.1.4 The corporate name of Net Rio S/A shall be changed to NET RIO LTDA., having its registered office in the City of Rio de Janeiro, State of Rio de Janeiro, na Rua Vilhena de Morais, n. 380, B. 02, sala 201 e 3º andar, enrolled with the CNPJ under No. 28.029.775/0001-09.

1.1.5 The corporate name of Net São Carlos S/A shall be changed to NET SÃO CARLOS LTDA., having its registered office in the City of São Carlos, State of São Paulo, na Rua Major José Inácio, n. 2.500, Centro, enrolled with the CNPJ under No. 57.724.759/0001- 34.

2. Miscellaneous Provisions

2.1 Any capitalized terms used herein shall have the meaning assigned thereto in the Agreement unless otherwise explicitly defined in this Amendment.

2.2 All other provisions of the Agreement not explicitly modified by this Amendment shall remain in full force and effect.

Rio de Janeiro, April 18, 2008.

________________________________________________________________

EMBRATEL

/s/ Flavia Ribeiro Francisco		/s/Carlos Eduardo Vieira
EMBRATEL
Flavia Ribeiro Francisco Supply Chain Manager		Carlos Eduardo Vieira Executive Operating Manager

/s/José Antônio Guaraldi Félix		/s/ Marcelo Parraga da Silva
NET
José Antônio Guaraldi Félix Chief Operating Officer		Marcelo Parraga da Silva Executive Technology Manager

Witnesses:

1- /s/Andrea Janaina dos Santos		2- /s/ Renata Cristina Rayol Braga
Name: Rodrigo Modesto Duclos Individual ID: 24333491-1		Name: Renata Cristina Rayol Braga